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                                                                    Exhibit 10.3


                    SEPARATION AGREEMENT AND GENERAL RELEASE


         This Separation Agreement and General Release ("Agreement and Release") is made by and between Paul Woitach, an individual residing at 1 Peachtree Court, Skillman, New Jersey 08558 ("Woitach") and IGI, Inc., a Delaware corporation with offices located at Lincoln Avenue & Wheat Road, Buena, New Jersey 08310-0687 ("IGI").

         NOW, THEREFORE, the parties, having decided to terminate their employment relationship on terms which are mutually acceptable and intending to be legally bound, do hereby agree as follows:

         1. Woitach's employment with IGI is hereby terminated effective September 1, 2000 ("Termination Date")

         2. As of the Termination Date and the execution hereof, Woitach has received full and final payment for all compensation, earnings and any other amounts owed or distributable to him by IGI with the exception of: (i) salary from August 18, 2000 through September 1, 2000, (ii) deferred compensation accrued from 1999 in the amount of $40,000, (iii) unused vacation pay, and (iv) expenses incurred and to be submitted for reimbursement in accordance with IGI's past policies or practice. Such salary, vacation pay and expense reimbursements shall be paid to Woitach within one (1) week from the Termination Date, and the deferred compensation amount shall be paid to Woitach within forty-five (45) days from the Termination Date, less applicable federal, state and local withholdings.

         3. In full and complete consideration for Woitach's execution of this Agreement and Release, and in addition to the amount being paid to Woitach under Paragraph 2 above, IGI shall be obligated to pay and/or provide Woitach with the following:

                  a. The payment of compensation, at the full base salary rate in effect under Woitach's employment agreement, from September 1, 2000 through and including August 31, 2001, to be paid in equal installments (as if such compensation were paid under Woitach's employment agreement) over such period, but not less frequently than monthly. The total amount of such payments is Two Hundred Thousand Dollars ($200,000).

                  b. Through August 31, 2001, IGI shall provide to Woitach (i) his auto allowance under this employment agreement, (ii) insurance coverage for Woitach and his family under IGI's health, dental and life insurance plans on the same terms and conditions provided to other senior executives of IGI and further, IGI shall pay promptly all premiums due thereunder on behalf of Woitach, and (iii) such other benefits as have been provided to Woitach as a senior executive of IGI.

                  c. IGI acknowledges that IGI has granted Woitach options to purchase 300,000 shares of IGI's Common Stock under Stock Option Grants currently outstanding dated May 11, 1998, January 5, 1999 and December 9, 1999. 200,000 of such options are fully vested at the date hereof, and an additional 50,000 shares of such options will vest between the date
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hereof and December 31, 2001. IGI hereby agrees to extend the period in which such options vest until and including December 31, 2001. Such options, whether vested or unvested, shall not be canceled, revoked, terminated or otherwise impaired or modified in a manner adverse to Woitach between the date hereof and the date of the expiration thereof, and Woitach may exercise such options until and including December 31, 2001.

                  d. IGI represents and warrants that IGI currently maintains Directors and Officers Liability Insurance policies and coverage with coverage liability limits of $20 million. IGI further represents and warrants that IGI shall continue to maintain such policies in force (or replacement or substitute policies having at least equal coverage under similar terms) for a period of at least two (2) years from and after the Termination Date, and such policies shall cover any acts or omissions (to the extent coverage is afforded under such policies) of Woitach during the period that he was employed by IGI and served as an officer of IGI. At Woitach's request, IGI shall provide evidence of such coverage to Woitach. IGI shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify Woitach under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which Woitach may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to Woitach who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of Woitach.

                  e. IGI agrees to hereby remise, release, and forever discharge Woitach, his heirs and personal representatives, of and from all, and all manner of actions, and causes of action, charges, complaints, claims, debts, costs, losses, expenses, promises, rights, suits, debts, dues, accounts, bonds, covenants, agreements, judgments, claims and demands whatsoever in law or equity, known or unknown ("IGI Claims") which IGI, its successors and assigns, its directors, officers, shareholders, employees, consultants or agents, or any of IGI's affiliates, subsidiaries, successors and assigns, or any of them, hereafter can, shall or may have, for, or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date of these presents, whether statutory, at common law, or otherwise.

                  f. IGI shall pay when due an amount not to exceed $15,000 to a senior-level executive outplacement services firm to be chosen by Woitach.

                  g. Woitach shall be entitled to retain without charge or offset the cell phone, Toshiba laptop computer, and all operating software and licenses and related hardware (docking station, computer printer, fax machine) presently in his possession.

                  h. IGI will not object to any unemployment compensation claim filed by Woitach with respect to the termination of employment which is the subject of this Agreement and Release.


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                  i. IGI shall maintain Woitach's voice mail mailbox, telephone answering reception services for his telephone, and forward any emails received to Woitach's personal email address for a period of six months following the Termination Date.

         4. Woitach, for and in consideration of the undertakings of IGI set forth in this Agreement and Release and the full performance hereof, and for other good and valuable consideration, does hereby remise, release and forever discharge, individually and collectively, IGI, its shareholders, officers, directors, employees and agents, their respective successors and assigns, (hereinafter collectively referred to as "Releasees"), such Releasees being released in their individual and official capacities separate from their position and association with IGI, of and from any and all manner of actions, and causes of action, charges, complaints, claims, debts, costs, losses, expenses, promises, rights, suits, debts, dues, accounts, bonds, covenants, agreements, judgments, claims and demands whatsoever in law or equity, known or unknown which Woitach ever had, now has, or which Woitach, his heirs, executors and administrators, or any of them, hereafter can, shall or may have, for, or by reason of any cause, matter or thing whatsoever from the beginning of the world to the date of these presents whether statutory, at common law, or otherwise.

         5. It is understood that the releases set forth above do not apply to the obligations of the parties hereto pursuant to this Agreement and Release. Furthermore, nothing in this Agreement and Release, including the releases set forth above, is to be construed as an admission of liability of any kind whatsoever by either party and neither party is to be considered as the "prevailing" or "successful" party under any federal, state or local law or regulation.

         6. Neither party will disclose, directly or indirectly, in any manner whatsoever, the existence or terms of, or circumstances leading to, this Agreement and Release to any person or entity (other than to the party's attorneys, financial advisors and Woitach's family members, or disclosure on tax returns and other similar forms required by law) unless authorized in writing to do so by the other party or required by law. If such disclosure is required by court order or in legal proceedings, then the party required to make such disclosure shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such information so disclosed. In addition, the party required to make such disclosure shall immediately give written notice to the other party, at the address listed above, or at such other address as provided, of such request for disclosure. Neither IGI nor any of its agents or employees will speak derogatorily about Woitach. IGI shall instruct and cause its agents, management personnel, senior management personnel, human resources personnel and officers to give positive responses about Woitach to requests from prospective employers, such requests shall be directed to IGI's General Counsel, Robert McDaniel, or such other officer of IGI designated by Woitach. Woitach's resignation will be characterized in any press release or reference as such, noting that Woitach had been working with IGI on a transition for some time. In addition, IGI shall, where appropriate note that Woitach had accomplished what he was brought in to do, and in particular shall make reference to the following accomplishments: growth in IGI's pet and consumer businesses, cost reduction, regulatory compliance, capital raising, divestiture, and licensing. Any reference to Woitach's leaving shall state that it was the right time to find a successor and turn over the reins as IGI moves on to the next phase of its business development, and that IGI appreciates Woitach's contribution to the company. Woitach will not speak derogatorily about IGI to its


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employees, customers, or others. In addition, neither Woitach nor IGI shall issue any press release nor make any public statement with respect to this Agreement and Release, Woitach's employment with IGI or Woitach's termination of employment from IGI, without the prior written consent of the other party.

         7. This Agreement and Release has been executed and delivered in the State of New Jersey, and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New Jersey.

         8. If any dispute arises under or in connection with this Agreement or the performance or enforcement thereof, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by each party and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place within Philadelphia, Pennsylvania. The decision of a majority of the arbitrators shall be conclusively binding upon the parties, final and nonappealable, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. If at any time a party hereto retains one or more attorneys to enforce any covenant or agreement of any other party hereto, or to defend itself against any claim by any other party hereto, whether or not suit is filed, the party who is wholly or partially successful shall be entitled to damages in the amount of such party's attorney's fees, expenses and costs.

         9. Omitted.

         10. Woitach represents and acknowledges that he has carefully and completely read, fully understands, and knowingly, freely and voluntarily accepts the terms of this Agreement and Release for the purpose of resolving and forever settling all matters between himself and IGI, including those with respect to his employment and any other relationship with IGI, and the termination thereof, after having had ample time and a full opportunity to confer with an attorney prior to his signing this Agreement and Release if he so chooses. Woitach is allowed to revoke and cancel this Agreement and Release within seven (7) days following the date of its execution by him. Any such revocation must be made in writing, signed by Woitach and received by IGI before the close of business on the seventh (7th) calendar day following the date upon which Woitach signs this Agreement and Release. In the event Woitach revokes and cancels this Agreement and Release as provided for above, this entire Agreement and Release including, without limitation, IGI's obligation to make payments hereunder shall have no force and effect. If Woitach does not revoke this Agreement and Release, as provided above, it shall be effective and enforceable ("Effective Date").

         11. The provisions of this Agreement and Release are deemed severable. The invalidity or unenforceability of any provisions shall not affect or impair the remaining provisions which shall continue in full force and effect.


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         12. IGI has no right to deductions or setoff against any monies, benefits or other payments due hereunder which monies, benefits or payments must always continue to be made in a timely manner under all circumstances. No future employment or compensation from a successor employer will affect or reduce any amount otherwise payable to Woitach under this Agreement. IGI's obligations hereunder are independent of and not measured or affected by any other obligations of IGI to Woitach, or Woitach to IGI.

         13. This Agreement and Release constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and Release. This Agreement and Release may not be extended, amended, modified or supplemented without the prior written consent of the parties hereto.

         14. This Agreement and Release and all rights, obligations and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. The undersigned representatives of IGI represent and warrant that they have full power and authority to execute and enter into this Agreement on behalf of IGI.

         15. This Agreement and Release may be executed in two or more counterparts.

         16. Woitach will make himself reasonably available after the Termination Date to provide IGI with any information regarding any aspect of IGI of which he has personal knowledge, including, without limitation, the operations, strategies, management or administration of IGI, with respect to the period prior to the Termination Date during which he was employed by IGI. To the extent that Woitach incurs any travel, meals, lodging, telephone or other reasonable expense or cost in connection with providing any requested assistance to IGI, IGI will pay in advance or reimburse such expense or cost promptly after submission of Woitach's reimbursement request therefor.


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         IN WITNESS WHEREOF, the parties have executed this Agreement and
Release on the date written below.


                                       WOITACH


                                       __________________________________
                                       Paul Woitach

                                       Date:_____________________________


                                       IGI


                                       By:______________________________
                                          _______________, General Counsel

                                       Date:_____________________________


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